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                       Bierwolf, Nilson & Associates
                        Certified Public Accountants
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February 23, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Trinity Learning Corporation

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Trinity Learning Corporation's 8-K and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/s/Bierwolf, Nilson & Associates
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Bierwolf, Nilson & Associates
Salt Lake City, Utah